                                                                  EXHIBIT 4.17.1

--------------------------------------------------------------------------------

                               CALPINE CORPORATION

                   4.75% CONTINGENT CONVERTIBLE NOTES DUE 2023

              ----------------------------------------------------

                              AMENDED AND RESTATED

                                    INDENTURE

                           Dated as of March 12, 2004

                         -------------------------------

                         -------------------------------

                            WILMINGTON TRUST COMPANY

                                     Trustee

                         -------------------------------

--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                   Indenture Section
310(a)(1)................................................           7.10
   (a)(2)................................................           7.10
   (a)(3)................................................           N.A.
   (a)(4)................................................           N.A.
   (a)(5)................................................           7.10
   (b)...................................................           7.10
   (c)...................................................           N.A.
311(a)                                                              7.11
   (b)...................................................           7.11
   (c)...................................................           N.A.
312(a)                                                              2.05
   (b)...................................................           12.03
   (c)...................................................           12.03
313(a)                                                              7.06
   (b)(1)................................................           10.03
   (b)(2)................................................        7.06; 7.07
   (c)...................................................        7.06;12.03
   (d)...................................................           7.06
314(a)                                                              4.03
   (a)(4)................................................           12.05
   (b)...................................................           N.A.
   (c)(3)................................................           N.A.
   (e)...................................................           12.05
   (f)...................................................           N.A.
315(a)                                                              7.01
   (b)...................................................           7.05
   (c)...................................................           7.01
   (d)...................................................           7.01
   (e)...................................................           6.11
316(a) (last sentence)...................................           2.09
   (a)(1)(A).............................................           6.05
   (a)(1)(B).............................................           6.04
   (a)(2)................................................           N.A.
   (b)...................................................           6.07
   (c)...................................................           2.12
317(a)(1)................................................           6.08
   (a)(2)................................................           6.09
   (b)...................................................           2.04
318(a)                                                              N.A.
   (b)...................................................           12.03
   (c)...................................................    12.01; 12.02; 12.03

N.A. means not applicable.
* This Cross Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                                        Page
                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01   Definitions..........................................................................................      1
Section 1.02   Other Definitions....................................................................................     11
Section 1.03   Incorporation by Reference of Trust Indenture Act....................................................     12
Section 1.04   Rules of Construction................................................................................     12

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01   Form and Dating......................................................................................     12
Section 2.02   Execution and Authentication.........................................................................     13
Section 2.03   Registrar, Paying Agent and Conversion Agent.........................................................     13
Section 2.04   Paying Agent to Hold Money in Trust..................................................................     14
Section 2.05   Holder Lists.........................................................................................     14
Section 2.06   Transfer and Exchange................................................................................     14
Section 2.07   Replacement Notes....................................................................................     20
Section 2.08   Outstanding Notes....................................................................................     20
Section 2.09   Treasury Notes.......................................................................................     21
Section 2.10   Temporary Notes......................................................................................     21
Section 2.11   Cancellation.........................................................................................     21
Section 2.12   Defaulted Interest...................................................................................     21

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01   Notices to Trustee...................................................................................     22
Section 3.02   Selection of Notes to Be Redeemed or Purchased.......................................................     22
Section 3.03   Notice of Optional Redemption........................................................................     22
Section 3.04   Effect of Notice of Optional Redemption..............................................................     23
Section 3.05   Deposit of Redemption or Purchase Price..............................................................     23
Section 3.06   Notes Redeemed or Purchased in Part..................................................................     24
Section 3.07   Optional Redemption..................................................................................     24
Section 3.08   Mandatory Redemption.................................................................................     24
Section 3.09   Purchase of Notes at Option of the Holder............................................................     24
Section 3.10   Purchase of Notes at Option of the Holder upon Change in Control.....................................     29
Section 3.11   Effect of Purchase Notice or Change in Control Purchase Notice.......................................     34
Section 3.12   Deposit of Purchase Price or Change in Control Purchase Price........................................     35
Section 3.13   Notes Purchased in Part..............................................................................     35
Section 3.14   Covenant to Comply With Securities Laws Upon Purchase of Notes.......................................     35
Section 3.15   Repayment to the Company.............................................................................     36

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01   Payment of Notes.....................................................................................     36
Section 4.02   Maintenance of Office or Agency......................................................................     36
Section 4.03   Reports..............................................................................................     37
Section 4.04   Compliance Certificate...............................................................................     37

Section 4.05   Taxes................................................................................................     38
Section 4.06   Stay, Extension and Usury Laws.......................................................................     38
Section 4.07   [Reserved.]..........................................................................................     38
Section 4.08   [Reserved.]..........................................................................................     38
Section 4.09   [Reserved.]..........................................................................................     38
Section 4.10   [Reserved.]..........................................................................................     38
Section 4.11   [Reserved.]..........................................................................................     38
Section 4.12   Liens................................................................................................     39
Section 4.13   [Reserved.]..........................................................................................     40
Section 4.14   Corporate Existence..................................................................................     40
Section 4.15   [Reserved.]..........................................................................................     41
Section 4.16   Limitation on Sale and Leaseback Transactions........................................................     41
Section 4.17   [Reserved.]..........................................................................................     41
Section 4.18   [Reserved.]..........................................................................................     41
Section 4.19   [Reserved.]..........................................................................................     41
Section 4.20   [Reserved.]..........................................................................................     42
Section 4.21   Issuance of Additional Notes.........................................................................     42

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01   Merger, Consolidation, or Sale of Assets.............................................................     42
Section 5.02   Successor Corporation Substituted....................................................................     42

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01   Events of Default....................................................................................     43
Section 6.02   Acceleration.........................................................................................     44
Section 6.03   Other Remedies.......................................................................................     45
Section 6.04   Waiver of Past Defaults..............................................................................     45
Section 6.05   Control by Majority..................................................................................     45
Section 6.06   Limitation on Suits..................................................................................     45
Section 6.07   Rights of Holders of Notes to Receive Payment........................................................     46
Section 6.08   Collection Suit by Trustee...........................................................................     46
Section 6.09   Trustee May File Proofs of Claim.....................................................................     46
Section 6.10   Priorities...........................................................................................     47
Section 6.11   Undertaking for Costs................................................................................     47

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01   Duties of Trustee....................................................................................     47
Section 7.02   Rights of Trustee....................................................................................     48
Section 7.03   Individual Rights of Trustee.........................................................................     49
Section 7.04   Trustee's Disclaimer.................................................................................     49
Section 7.05   Notice of Defaults...................................................................................     49
Section 7.06   Reports by Trustee to Holders of the Notes...........................................................     49
Section 7.07   Compensation and Indemnity...........................................................................     50
Section 7.08   Replacement of Trustee...............................................................................     50
Section 7.09   Successor Trustee by Merger, etc.....................................................................     51
Section 7.10   Eligibility; Disqualification........................................................................     51
Section 7.11   Preferential Collection of Claims Against Company....................................................     52

                                                            ARTICLE 8.
                                             LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01   Option to Effect Legal Defeasance or Covenant Defeasance.............................................     52
Section 8.02   Legal Defeasance and Discharge.......................................................................     52
Section 8.03   Covenant Defeasance..................................................................................     52
Section 8.04   Conditions to Legal or Covenant Defeasance...........................................................     53
Section 8.05   Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions........     54
Section 8.06   Repayment to the Company.............................................................................     54
Section 8.07   Reinstatement........................................................................................     55

                                                            ARTICLE 9.
                                                 AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01   Without Consent of Holders of Notes..................................................................     55
Section 9.02   With Consent of Holders of Notes.....................................................................     56
Section 9.03   Compliance with Trust Indenture Act..................................................................     57
Section 9.04   Revocation and Effect of Consents....................................................................     57
Section 9.05   Notation on or Exchange of Notes.....................................................................     57
Section 9.06   Trustee to Sign Amendments, etc......................................................................     57

                                                            ARTICLE 10.
                                                            CONVERSION

Section 10.01  Conversion Privilege.................................................................................     58
Section 10.02  Conversion Procedure.................................................................................     60
Section 10.03  Taxes on Conversion..................................................................................     61
Section 10.04  Company to Provide Stock.............................................................................     61
Section 10.05  Adjustment of Conversion Price.......................................................................     61
Section 10.06  When No Adjustment Required..........................................................................     64
Section 10.07  When Adjustment May Be Deferred......................................................................     65
Section 10.08  Successive Adjustments...............................................................................     65
Section 10.09  Notice of Adjustment.................................................................................     65
Section 10.10  Notice of Certain Transactions.......................................................................     65
Section 10.11  Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege....     65
Section 10.12  Trustee's Disclaimer.................................................................................     66
Section 10.13  Voluntary Reduction..................................................................................     67
Section 10.14  Conversion Value of Notes Tendered...................................................................     67

                                                            ARTICLE 11.
                                                    SATISFACTION AND DISCHARGE

Section 11.01  Satisfaction and Discharge...........................................................................     68
Section 11.02  Application of Trust Money...........................................................................     69

                                                            ARTICLE 12.
                                                           MISCELLANEOUS

Section 12.01  Trust Indenture Act Controls.........................................................................     69
Section 12.02  Notices..............................................................................................     70
Section 12.03  Communication by Holders of Notes with Other Holders of Notes........................................     71
Section 12.04  Certificate and Opinion as to Conditions Precedent...................................................     71
Section 12.05  Statements Required in Certificate or Opinion........................................................     71

Section 12.06  Rules by Trustee and Agents..........................................................................     71
Section 12.07  No Personal Liability of Directors, Officers, Employees and Stockholders.............................     71
Section 12.08  Governing Law........................................................................................     72
Section 12.09  No Adverse Interpretation of Other Agreements........................................................     72
Section 12.10  Successors...........................................................................................     72
Section 12.11  Severability.........................................................................................     72
Section 12.12  Counterpart Originals................................................................................     72
Section 12.13  Table of Contents, Headings, etc.....................................................................     72

                                    EXHIBITS

Exhibit A  FORM OF NOTE
Exhibit B  FORM OF CERTIFICATE OF TRANSFER
Exhibit C  FORM OF CERTIFICATE OF EXCHANGE
Exhibit D  FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

         AMENDED AND RESTATED INDENTURE (as so amended and restated, the "Indenture") dated as of March 1, 2004 between Calpine Corporation (the "Company"), a Delaware corporation, and Wilmington Trust Company (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Trustee entered into an Indenture, dated as of November 14, 2003 (the "Original Indenture"), governing the 4.75% Contingent Convertible Notes due 2023 (the "Notes") for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Notes;

         WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Company has requested that the Trustee amend and restate the Original Indenture in its entirety, without the consent of the Holders, to cure certain ambiguities, omissions, defects and inconsistencies;

         WHEREAS, the Trustee, upon satisfaction of the conditions set forth in Sections 9.01 and 9.06 of the Indenture (including, without limitation, the receipt of an Officer's Certificate and an Opinion of Counsel), is willing to amend and restate the Original Indenture as hereinafter set forth; and

         WHEREAS, (i) the Original Indenture is being amended and restated pursuant to this Indenture; (ii) the Notes under the Original Indenture, as amended and restated in connection with this Indenture, will be continued under this Indenture and (iii) all obligations of the Company under the Notes and the Original Indenture will be continued, amended and restated as provided herein and will not be cancelled or discharged;

         NOW THEREFORE, the Company and the Trustee agree, for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes, that the Original Indenture be, and it hereby is, amended and restated in its entirety as follows:

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

         "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Additional Notes" means Notes (other than the Initial Notes) issued under the Original Indenture in accordance with Sections 2.02 and 4.21 hereof, as part of the same series as the Initial Notes.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "Agent" means any Registrar, co-registrar, Paying Agent, additional paying agent, Conversion Agent or additional conversion agent.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interests therein, the rules and procedures of the Depositary, for such Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as of the date of determination, the present value (discounted at the rate of interest set forth or implicit in terms of the lease (or, if not practicable to determine that rate, the rate of interest borne by the Notes), compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Bid Solicitation Agent" means The Bank of New York until the Company selects another bank, trust company or similar fiduciary agent, if any, to serve as Bid Solicitation Agent.

         "Board of Directors" means:

                  (1) with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

                  (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

                  (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

                  (4) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Business Day" means any day other than a Legal Holiday.

         "Capitalized Lease Obligations" of a Person means the rental obligations under any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of that Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person. The Stated Maturity of any such lease shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

         "Change in Control" means the occurrence of any of the following:

                  (1) any Person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company's Capital Stock that is entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans; or

                  (2) the Company merges or consolidates with or into any other Person, any merger of another Person into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person, other than any transaction:

                           (a) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock,

                           (b) pursuant to which the holders of the Company's Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or

                           (c) which is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange or outstanding shares of the Company's Common Stock solely into shares of Common Stock of the surviving entity.

         "Common Stock" means shares of the Company's Common Stock, $0.001 par value per share, as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

         "Common Stock Price" on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for the Company's Common Stock as reported in composite transactions on the principal United States securities exchange on which the Company's Common Stock is traded or, if its Common Stock is not listed on a United States national or regional securities exchange, as reported by NASDAQ.

         "Company" means Calpine Corporation, a Delaware Corporation and any and all successors thereto.

         "Consolidated Current Liabilities," means, as of the date of determination, the aggregate amount of consolidated liabilities of the Company and its consolidated Restricted Subsidiaries, which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (i) all inter-company items between the Company and its Subsidiaries and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP.

         "Consolidated Net Tangible Assets" means, as of the date of determination, the total amount of consolidated assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) under GAAP which would appear on the consolidated balance sheet of the Company and its Subsidiaries, determined in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of:

                  (a) Consolidated Current Liabilities;

                  (b) minority interests in the Company's consolidated Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

                  (c) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Company's Board of Directors;

                  (d) any revaluation or other write-up in value of assets subsequent to December 31, 1993 as a result of a change in the method of valuation in accordance with GAAP;

                  (e) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

                  (f) treasury stock; and

                  (g) any cash set apart and held in a sinking fund or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

         "Conversion Date" shall have the meaning as specified in Section 10.02 hereof.

         "Conversion Price" means $6.50 per share of Common Stock as of the date of the Original Indenture, subject to the adjustments described in Section 10.05 hereof.

         "Conversion Rate" means an amount of shares equal to $1,000 principal amount of Notes divided by the Conversion Price, which shall be 153.8462 as of the date of the Original Indenture, subject to the adjustments described in
Section 10.05 hereof.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give written notice to the Company.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exercise Period" means the period that is 30 calendar days from the date of the Original Indenture (or such other date as set forth in the Purchase Agreement) during which the Initial Purchasers have the right to exercise the Initial Purchaser Option.

         "Fair Market Value" means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive evidence of such determination (unless otherwise provided in this Indenture).

         "GAAP" means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect and, to the extent optional, adopted by the Company, on the applicable date of determination.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 or 2.06(b)(3) hereof.

         "Global Note Legend" means the legend set forth in Section 2.06(e)(2), which is required to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Holder" means a Person in whose name a Note is registered.

         "IAI Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

         "Incur" means, as applied to any obligation, to create, incur, issue, assume, guarantee or in any other manner become liable with respect to, contingently or otherwise, such obligation, and "Incurred," "Incurrence" and "Incurring" shall each have a correlative meaning; provided, however, that any amendment, modification or waiver of any provision of any document pursuant to which Indebtedness was previously Incurred shall not be deemed to be an Incurrence of Indebtedness as long as such amendment, modification or waiver does not (A) increase the principal or premium thereof or interest rate thereon,
(B) change to an earlier date the Stated Maturity thereof or the date of any schedule or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed, (C) if such Indebtedness is contractually subordinated in right of payment to the Notes, modify or affect, in any manner adverse to the Holders, such subordination or (D) if the Company is the obligor thereon, provide that a Restricted Subsidiary shall be an obligor and (ii) such Indebtedness would, after giving effect to such amendment, modification or waiver as if it were an Incurrence, be refinancing Indebtedness that is contractually subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being refinanced.

         "Indebtedness" of any Person means, without duplication:

                  (a) the principal of and premium (if any premium is then due and owing) in respect of indebtedness of such person for money borrowed;

                  (b) all Capitalized Lease Obligations of such person;

                  (c) all Obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, other than Obligations with respect to letters of credit securing Obligations (other than Obligations described in clauses (a) and (b) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

                  (d) all Obligations of the type referred to in clauses (a) through (c) above of other Persons and all dividends of other Persons for the payment of which, in either case, that Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise; and

                  (e) all Obligations of the type referred to in clauses (a) through (d) above of other Persons secured by any Lien on any property or asset of that Person (whether or not such obligation is assumed by that person), the amount of the obligation on any date of determination being deemed to be the lesser of the value of the property or assets or the amount of the obligation so secured.

         The amount of Indebtedness of any Person at any date shall be, with respect to unconditional Obligations, the outstanding balance at such date of all such Obligations as described above and, with respect to any contingent Obligations at such date, the maximum liability determined by such Person's Board of Directors, in good faith, in light of the facts and circumstances existing at the time, as reasonably likely to be Incurred upon the occurrence of the contingency giving rise to such Obligation.

         "Indenture" means this indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" means the first $600,000,000 aggregate principal amount of Notes issued under the Original Indenture on the date thereof. "Initial Purchasers" means Deutsche Bank Securities Inc., Credit Lyonnais Securities
(USA) Inc., Harris Nesbitt Corp. and Williams Capital Group LP.

         "Initial Purchaser Option" means the right given to Deutsche Bank Securities Inc. pursuant to the Purchase Agreement to purchase, at its election, up to $300,000,000 in aggregate principal amount of Notes.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Lien" means any mortgage, lien, pledge, charge, or other security interest or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

         "Liquidated Damages" has the meaning set forth in the Registration Rights Agreement.

         "Market Price" means the average determined by the Company of the Common Stock Price of the shares for the five Trading Date period immediately preceding and including the third Trading Date prior to (a) in the case of a redemption pursuant to Section 3.09 or 3.10, the applicable Purchase Date or Change in Control Purchase Date, as the case may be, appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during such five Trading Day period and ending on such Purchase Date or Change in Control Purchase Date, as the case may be, of any event described in Section 10.05 and (b) in the case of an adjustment to the Conversion Price or Conversion Rate pursuant to Section 10.05, the applicable date fixed for the determination of stockholders entitled to receive any distribution described in Section 10.05, appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 10.05; subject, however, in the case of both
(a) and (b), to the conditions set forth in Section 10.06 and 10.07 hereof. If the shares of Common Stock are not listed on The New York Stock Exchange, then the Market Price shall be determined by the Company by reference to the Common Stock Price as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). In the absence of such quotations, the Company shall be entitled to determine in good faith the Market Price by reference to the Common Stock Price on any date on the basis of such quotations as it considers appropriate.

         "Note Documents" means this Indenture and the Notes (including any Additional Notes issued under the Original Indenture).

         "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (including the Notes and this Indenture).

         "Offering Circular" means that certain Confidential Offering Circular dated November 7, 2003, as amended by the Supplement to the Confidential Offering Circular, dated January 6, 2004, with respect to offerings of the Notes.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officer's Certificate" means a certificate signed on behalf of the Company by one Officer of the Company that meets the requirements of Section
12.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

         "Permitted Investments" means the following investments:

         (i) any direct obligations of, or obligations fully and unconditionally guaranteed by, the United States of America, or any agency or instrumentality of the United States of America, the obligations of which are fully and unconditionally backed by the full faith and credit of the United States of America;

         (ii) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, or incorporated under the laws of any other jurisdiction, so long as at the time of such investment or contractual commitment providing for such investment the unsecured commercial paper or other unsecured short-term debt obligations of such depository institution or trust company have credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P

         (iii) repurchase obligations with respect to any security described in clauses (i) or (ii) above, in each case entered into with either (A) a depository institution or trust company (acting as principal) which in respect of its short-term unsecured debt has credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P or (B) a money market fund maintained by a broker which, in respect of its short-term unsecured debt, has credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P

         (iv) unsecured debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have, at the time of such investment, credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P

         (v) unsecured commercial paper which has, at the time of such investment, credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P and

         (vi) investments in money market funds or money market mutual funds which have, at the time of such investment, credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P (including such funds for which the Trustee or any of its Affiliates is investment manager or advisor and for which the Trustee or any of its Affiliates may receive a fee).

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Private Placement Legend" means the legend set forth in Section 2.06(e)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "Purchase Agreement" means the Purchase Agreement by and between the Company and Deutsche Bank Securities Inc. as representative of the several Initial Purchasers, dated as of November 6, 2003, as may be amended from time to time.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of November 14, 2003, among the Company and the Initial Purchasers.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Subsidiary" means any Subsidiary of a Person that is not designated an Unrestricted Subsidiary by that Person's Board of Directors.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "S&P" means Standard & Poor's Ratings Group (or, if such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" (or successor concept) within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (or successor provision) selected by the Company as a replacement agency).

         "Sale and Leaseback Transaction" means an arrangement relating to property now owned or later acquired whereby a Person or one of such Person's Subsidiaries transfers that property to another Person and then leases it back from such Person, other than leases for a term of not more than 36 months or leases between such Person and a Wholly Owned Subsidiary of such Person or between such Person's Wholly Owned Subsidiaries.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, as applied to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least 50% of the outstanding Voting Stock, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as provided in Section 9.03 of this Indenture.

         "Trading Day" means any regular or abbreviated trading day of The New York Stock Exchange.

         "Trading Price" of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Bid Solicitation Agent for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects, which may include any of the Initial Purchasers; provided that if at least three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, this one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one such bid or, in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price of the Notes will be determined in good faith by the Bid Solicitation Agent, taking into account in such determination such factors as it, in its sole discretion after consultation with the Company, deems appropriate. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request unless a Holder of the Notes provides the Company with reasonable evidence that the Trading Price of the Notes would be less than 95% of the product of the Common Stock Price and the Conversion Rate. At such time, the Company shall instruct the Bid Solicitation Agent in writing to determine the trading price beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Notes is greater than or equal to 95% of the product of the Common Stock Price and the Conversion Rate. The Company will notify the Trustee of the results of any Trading Price determination within a reasonable time (and, in any event, no later than three Business Days prior to the Conversion Date).

         "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Subsidiary" means:

         (i) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by a Person's Board of Directors in the manner provided below and

         (ii) any Subsidiary of an Unrestricted Subsidiary.

         A Person's Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, such Person or any other Subsidiary of such Person that is not a Subsidiary of the Subsidiary to be so designated, so long as the Subsidiary to be designated an Unrestricted Subsidiary and all other Subsidiaries previously so designated at the time of any determination hereunder shall, in the aggregate, have total assets not greater than 5% of the Company's Consolidated Net Tangible Assets as determined based on the consolidated balance sheet of such Person as of the end of the most recent financial quarter for which financial statements are available. A Person's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to that designation no Default or Event of Default under this Indenture shall have occurred and be continuing.

         Any such designation by a Person's Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to the designation and a certificate signed by two of that Person's Officers certifying that the designation complied with these provisions. However, the failure to file the resolution and/or certificate with the Trustee shall not impair or affect the validity of the designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary (other than an Unrestricted Subsidiary) of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

                                                                     Defined in
Term                                                                   Section
------                                                               ----------
"Authentication Order"...........................................        2.02
"Change in Control Notice".......................................        3.10
"Change in Control Notice Date"..................................        3.10
"Change in Control Purchase Date"................................        3.10
"Change in Control Purchase Notice"..............................        3.10
"Change in Control Purchase Price"...............................        3.10
"Company Notice".................................................        3.09
"Company Notice Date"............................................        3.09
"Conversion Agent"...............................................        2.03
"Conversion Date"................................................       10.02
"Conversion Price"...............................................       10.05
"Conversion Value"...............................................       10.14
"Covenant Defeasance"............................................        8.03
"DTC"............................................................        2.03
"Determination Date".............................................       10.14
"Event of Default"...............................................        6.01
"Ex-Dividend Date"...............................................       10.01
"Expiration Time"................................................       10.05
"Five Day Average Closing Stock Price"...........................       10.14
"Legal Defeasance"...............................................        8.02
"Net Shares".....................................................       10.14
"Net Share Amount"...............................................       10.14
"Paying Agent"...................................................        2.03
"Pre-Dividend Sale Price"........................................       10.05
"Principal Return"...............................................       10.14
"Principal Value Conversion".....................................       10.01
"Purchase Date"..................................................        3.09
"Purchase Notice"................................................        3.09
"Purchase Price".................................................        3.09
"Purchased Shares"...............................................       10.05
"Quarter"........................................................       10.01
"Reference Date".................................................       10.05
"Registrar"......................................................        2.03

Section 1.03 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "obligor" on the Notes means the Company and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

         Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5)      "shall" shall be interpreted to express a command;

                  (6) provisions apply to successive events and transactions; and

                  (7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01 Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02 Execution and Authentication.

         One Officer must sign the Notes for the Company by manual or facsimile signature.

         If the Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee will, upon receipt of a written order of the Company signed by one Officer (an "Authentication Order"), authenticate (i) Initial Notes in an aggregate principal amount up to $600 million on the date of the Original Indenture and (ii) Additional Notes from time to time as permitted under this Indenture.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar, Paying Agent and Conversion Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, the term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Conversion Agent, Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Conversion Agent, Registrar, Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Conversion Agent, Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Conversion Agent, Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:

                  (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

                  (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

         Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated by the Trustee pursuant to an Authentication Order and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
         Section 2.06(b)(1).

                  (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar both:

                           (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                           (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

                  (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                           (A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                           (B) if the transferee shall take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (2)(d) thereof, if applicable.

                  (4) Transfer and Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (a) thereof;

                           (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(a) thereof;

                           (D) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable;

                           (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(b) thereof; or

                           (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(f) hereof, and the Company shall execute and the Trustee shall authenticate, upon receipt of an Authentication Order, and deliver to the Person designated in such Authentication Order a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(b) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(b) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

         (c)      Transfer and Exchange of Definitive Notes for Beneficial
Interests.

                  (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (b) thereof;

                           (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(a) thereof;

                           (D) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (2)(d) thereof, if applicable;

                           (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(b) thereof; or

                           (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in all other cases, the IAI Global Note.

         (d) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(d), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(d).

                  (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                           (B) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable.

         (e) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (1)      Private Placement Legend.

                           (A) Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE NOTES EVIDENCED HEREBY HAVE NOT BEEN AND SHALL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

         (2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC

(AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

         (f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (g)      General Provisions Relating to Transfers and Exchanges.

                  (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

                  (2) No service charge shall be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 3.10 and 9.05 hereof).

                  (3) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (5)      The Company shall not be required:

                           (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                           (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                  (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements hereunder are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the applicable Holder for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10 Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes in accordance with its customary practices (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

         If the Company elects to redeem the Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer's Certificate setting forth:

                  (1) the clause of this Indenture pursuant to which the redemption shall occur;

                  (2)      the redemption date;

                  (3)      the principal amount of Notes to be redeemed; and

                  (4)      the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select Notes for redemption or purchase as follows:

                  (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

                  (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

         In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

         Section 3.03 Notice of Optional Redemption.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11, respectively, of this Indenture.

         The notice shall identify the Notes to be redeemed and shall state:

                  (1)      the redemption date;

                  (2)      the redemption price;

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (4)      the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Optional Redemption.

         Once notice of redemption is mailed by the Company in accordance with
Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

         Not less than one Business Day prior to the redemption or purchase price date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest (and Liquidated Damages, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

         Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

         At any time on or after November 22, 2009, the Company may redeem the Notes, in whole at any time, or in part from time to time, at a price equal to 100% of the aggregate principal amount of the Notes being redeemed plus accrued and unpaid interest (and Liquidated Damages, if any) up to but not including the date of redemption, payable to the Holders in cash. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

         The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Purchase of Notes at Option of the Holder.

         (a) General. All or any portion of the Notes held by any Holder shall be purchased by the Company at the option of the Holder on November 15, 2009, November 15, 2013 and November 15, 2018 (each a "Purchase Date"), at a price equal to 100% of the aggregate principal amount of the Notes being purchased plus accrued and unpaid interest (and Liquidated Damages, if any) to the applicable Purchase Date (the "Purchase Price"). Purchases of Notes hereunder shall be made, at the option of the Holder thereof, upon:

                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the last Business Day prior to such Purchase Date stating:

                           (a) if certificated Notes have been issued, the certificate number of the Note which the Holder will deliver to be purchased, or if not certificated, the notice must comply with the Applicable Procedures,

                           (b) the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof,

                           (c) that such Note shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in this Section 3.09, and

                           (d)      in the event the Company elects, pursuant to
                  Section 3.09(b), to pay the Purchase Price, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in shares of Common Stock is not satisfied prior to the close of business on the Purchase Date, as set forth below, whether such Holder elects (x) to withdraw such Purchase Notice as to some or all of the Notes to which such Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Notes as to which such withdrawal shall relate), or (y) to receive cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Notice relates; and

                  (2) delivery of such Note to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.09 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company. If Global Notes are outstanding, such notice and tender of such Notes must comply with Applicable Procedures.

         If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.11, fails to indicate such Holder's choice with respect to the election set forth in clause (d) of Section 3.09(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Notes subject to such Purchase Notice in the circumstances set forth in such clause (d).

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.09, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of (x) the Purchase Date and (y) the time of delivery of the Note.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.09(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day preceding the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.11.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         (b) Company's Right to Elect Manner of Payment of Purchase Price for Payment. The Notes to be purchased on any Purchase Date pursuant to Section 3.09(a) may be paid for, at the election of the Company, in cash or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Section 3.09(c). The Company shall designate, in the Company Notice delivered pursuant to Section 3.09(d), which shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to the Purchase Date (the "Company Notice Date"), whether the Company will purchase the Notes for cash or shares of Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Notes in respect of which it will pay in cash and shares of Common Stock; provided, however, that the Company will pay cash for fractional shares of Common Stock. For purposes of determining the existence of potential fractional shares, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Section 3.09 shall receive the same percentage of cash or shares of Common Stock in payment of the Purchase Price for such Notes, except (i) as provided in Section 3.09(c) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders of Notes except pursuant to this Section 3.09(b) or pursuant to Section 3.09(c) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

         At least three Business Days before the Company Notice Date, the Company shall deliver an Officer's Certificate to the Trustee specifying:

                  (1)      the manner of payment selected by the Company;

                  (2)      the information required by Section 3.09(d);

                  (3) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.09(c) have been or will be complied with; and

                  (4) whether the Company desires the Trustee to give the Company Notice required by Section 3.09(d).

         Simultaneously with the delivery of the Company Notice to Holders, the Company shall, or, if the Company has requested that Trustee deliver the Company Notice to Holders pursuant to this Section 3.09(b), shall cause the Trustee to, at the Company's expense and in the Company's name, disseminate a press release through any of Dow Jones & Company, Inc., Business Wire, Bloomberg Business News or Reuters (or if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing this information, and the Company shall publish the information on the Company's Web site on the World Wide Web or through such other public medium as the Company may use at that time.

         (c) Payment by Issuance of Shares of Common Stock. At the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 3.09(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders of Notes would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by (ii) the Market Price of one share of Common Stock, subject to the next succeeding paragraph.

         The Company will not issue a fractional shares of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current Market Price of the fractional share. The current Market Price of a fraction of a share shall be determined by the Company by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent with one-half cent being rounded upward. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

         If the Company elects to purchase the Notes by the issuance of shares of Common Stock, the Company Notice, as provided in Section 3.09(d), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

         The Company's right to exercise its election to purchase Notes through the issuance of shares of Common Stock shall be conditioned upon:

                  (1) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Notes with shares of Common Stock as provided herein;

                  (2) the registration of such shares of Common Stock under the Securities Act, or the Exchange Act, in each case, if required;

                  (3) such shares of Common Stock having been listed on the principal national securities exchange (currently The New York Stock Exchange) on which the Common Stock is listed;

                  (4) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (5) the receipt by the Trustee of an Officer's Certificate stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Notes, will be validly issued, fully paid and non-assessable and free from preemptive rights, and stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied.

         Such Officer's Certificate shall also set forth (i) the number of shares of Common Stock to be issued for each $1,000 principal amount of Notes,
(ii) the Common Stock Price on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on the third Business Day prior to the applicable Purchase Date and
(iii) the Market Price of the Common Stock. The Company may pay the Purchase Price (or any portion thereof) in shares of Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or is otherwise publicly available (e.g., by dissemination on the World Wide Web or by other public means). If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Notes pursuant to this Section 3.09 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Notes of such Holder or Holders in cash.

         Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 principal amount of Notes, not later than the second Business Day prior to the relevant Purchase Date, the Company will disseminate a press release through any of Dow Jones & Company, Inc., Business Wire, Bloomberg Business News or Reuters (or if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing this information and publish the information on the Company's Web site on the World Wide Web or through such other public medium as the Company may use at that time.

         (d) Notice of Election. In connection with any purchase of Notes pursuant to this Section 3.09, the Company shall give notice to Holders setting forth information specified in this Section 3.09(d) (the "Company Notice").

         In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with shares of Common Stock, the Company Notice shall:

                  (1) state that each Holder will receive shares of Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Notes held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                  (2) set forth the method of calculating the Market Price of the shares of Common Stock; and

                  (3) state that because the Market Price of shares of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the shares of Common Stock to be received from the date such Market Price is determined to the Purchase Date.

         In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder of Notes and shall state:

                  (1)      the Purchase Price and the Conversion Price;

                  (2) the name and address of the Paying Agent and the Conversion Agent;

                  (3) that Notes as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 10 hereof and Paragraph 9 of the Notes if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (4) that Notes must be surrendered to the Paying Agent to collect payment;

                  (5) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of (x) the Purchase Date and (y) the time of surrender of such Note as described in (4);

                  (6) the procedures the Holder must follow to exercise its rights under Section 3.09 and a brief description of those rights;

                  (7)      briefly, the conversion rights of the Notes;

                  (8) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.09(a)(1)(d) or Section 3.11);

                  (9) that, unless the Company defaults in making payment on Notes for which a Purchase Notice has been submitted, interest on such Notes will cease to accrue on the Purchase Date; and

                  (10)     the CUSIP number of the Notes.

         At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

         (e) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

         (f) Procedure upon Purchase. The Company shall deposit cash (in respect of cash purchases under this Section 3.09 or for fractional shares, as applicable) or shares of Common Stock in respect of payment by issuance of shares of Common Stock under Section 3.09(c), except for fractional shares, or a combination thereof, as applicable, at the time and in the manner as provided in
Section 3.12, sufficient to pay the aggregate Purchase Price of all Notes to be purchased pursuant to this Section 3.09. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional shares. The person in whose name the certificate for shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Purchase Date. No payment or adjustment will be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Purchase Date.

         (g) Taxes. If a Holder of a purchased Note (pursuant to this Section 3.09 or Section 3.10) is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

Section 3.10 Purchase of Notes at Option of the Holder upon Change in Control.

         (a) If a Change in Control occurs, a Holder of Notes will have the right, at its option, to require the Company to repurchase all of its Notes, or any portion of the principal amount thereof at a purchase price equal to (1) the issue price plus any accrued and unpaid interest (and Liquidated Damages, if any) or (2) at the option of the Company, a number of shares of Common Stock as calculated below (the "Change in Control Purchase Price"), as of the date that is 45 days after the date of the Change in Control Notice (as defined below) delivered by the Company (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in
Section 3.10(c).

         Notwithstanding the foregoing provisions of this Section 3.10, a Change in Control shall not be deemed to have occurred if:

                  (1) the Common Stock Price on The New York Stock Exchange for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the event, that, but for this provision, would constitute a Change in Control or the public announcement of such event, in the case of a Change in Control relating to an acquisition of Capital Stock, or the period of 10 consecutive Trading Days ending immediately before such event, in the case of Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Conversion Price of the Notes in effect on each of those Trading Days; or

                  (2) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Change in Control above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the Notes become convertible into such common stock.

         For purposes of this Section 3.10,

                  (x) the Conversion Price is equal to $1,000 divided by the Conversion Rate,

                  (y) whether a person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act; and

                  (z) "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

         If the shares of Common Stock are not listed on The New York Stock Exchange at the relevant time, closing prices and Trading Days shall be calculated as reported by the NASDAQ.

         At the option of the Company, the Change in Control Purchase Price of Notes in respect of which a Change in Control Purchase Notice pursuant to
Section 3.10(c) has been given may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of (A) the amount of cash to which the Holders of Notes would have been entitled had the Company elected to pay all of the Change in Control Purchase Price of such Notes in cash and (B) 0.95, by (ii) the Market Price of shares of Common Stock, subject to the next succeeding paragraph.

         The Company will not issue fractional shares of Common Stock in payment of the Change in Control Purchase Price. Instead the Company will pay cash for the current Market Price of the fractional share. The current Market Price of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent, with one-half cent being rounded upward. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

         In the event that the Company is unable to purchase the Notes of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for cash.

         The Company may not change its election with respect to the consideration to be paid once the Company has given its Change in Control Notice to Holders of Notes except pursuant to this Section 3.10(a) or pursuant to
Section 3.10(b) in the event of a failure to satisfy, prior to the close of business on the Change in Control Purchase Date, any condition to the payment of the Change in Control Purchase Price in Common Stock.

         At least three Business Days before the Change in Control Notice Date (as defined below), the Company shall deliver an Officer's Certificate to the Trustee specifying:

                  (i)      the manner of payment selected by the Company;

                  (ii)     the information required by Section 3.10(b);

                  (iii) if the Company elects to pay the Change in Control Purchase Price in Common Stock, that the conditions to such manner of payment set forth in this Section 3.10(a) have been or will be complied with; and

                  (iv) whether the Company desires the Trustee to give the Change in Control Notice required by Section 3.10(b).

         The Company's right to exercise its election to purchase Notes through the issuance of shares of Common Stock shall be conditioned upon:

                  (i) the Company's giving of timely Change in Control Notice to purchase all of the Notes with shares of Common Stock as provided herein;

                  (ii) the registration of such shares of Common Stock under the Securities Act or the Exchange Act, in each case, if required;

                  (iii) such shares of Common Stock having been listed on the principal national securities exchange (currently The New York Stock Exchange) on which the Common Stock is listed;

                  (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (v) the receipt by the Trustee of an Officer's Certificate stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Change in Control Purchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Change in Control Purchase Price in respect of the Notes, will be validly issued, fully paid and non-assessable and free from preemptive rights, and stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied.

         Such Officer's Certificate shall also set forth (i) the number of shares of Common Stock to be issued for each $1,000 principal amount of Notes,
(ii) the Common Stock Price on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on the third Business Day prior to the Change in Control Purchase Date and (iii) the Market Price of the Common Stock.

         The Company may pay the Change in Control Purchase Price in shares of Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or is otherwise publicly available (e.g., by dissemination on the World Wide Web or by other public means). If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Change in Control Purchase Date and the Company has elected to purchase the Notes pursuant to this Section 3.10 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Notes of such Holder or Holders in cash.

         (b) No later than 30 days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control (the "Change in Control Notice" the date of such mailing, the "Change in Control Notice Date") by first-class mail to the Trustee and to each Holder (and to beneficial owners to the extent required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder that wishes to exercise rights under this Section 3.10 and shall state:

                  (1) briefly, the events causing a Change in Control and the date of such Change in Control;

                  (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.10 must be given;

                  (3)      the Change in Control Purchase Date;

                  (4)      the Change in Control Purchase Price;

                  (5) the name and address of the Paying Agent and the Conversion Agent;

                  (6)      the Conversion Rate and any adjustments thereto;

                  (7) that Notes must be surrendered to the Paying Agent to collect payment;

                  (8) that the Change in Control Purchase Price for any Note as to which a Change in Control Purchase Notice has been duly given will be paid promptly following the later of (x) the Change in Control Purchase Date and
(y) the time of surrender of such Note as described in (7);

                  (9) briefly, the procedures the Holder must follow to exercise rights under this Section 3.10;

                  (10)     briefly, the conversion rights, if any, of the Notes;

                  (11) that, unless the Company defaults in making payment of such Change in Control Purchase Price, interest on Notes surrendered for purchase by the Company will cease to accrue on and after the Change in Control Purchase Date; and

                  (12)     the CUSIP numbers of the Notes.

         In the event the Company has elected to pay the Change in Control Purchase Price with shares of Common Stock, the Change in Control Notice shall:

                  (1) state that the Company will pay the Change in Control Purchase Price with shares of Common Stock;

                  (2) set forth the method of calculating the number of shares of Common Stock to be paid; and

                  (3) state that because the Market Price of shares of Common Stock will be determined prior to the Change in Control Purchase Date, Holders will bear the market risk with respect to the value of the shares of Common Stock to be received from the date such Market Price is determined to the Change in Control Purchase Date.

         Simultaneously with the delivery of the Change in Control Notice to Holders, the Company shall, or, if the Company has requested that Trustee deliver the Company Notice to Holders pursuant to Section 3.10(a), shall cause the Trustee to, at the Company's expense and in the Company's name, disseminate a press release through any of Dow Jones & Company, Inc., Business Wire, Bloomberg Business News or Reuters (or if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing this information, and the Company shall publish the information on the Company's Web site on the World Wide Web or through such other public medium as the Company may use at that time.

         (c) A Holder may exercise its rights specified in Section 3.10(a) upon delivery of an irrevocable written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time on or prior to the 30th day after the Company delivers its Change in Control Notice, stating:

                  (1) the certificate number of the Note which the Holder will deliver to be purchased;

                  (2) the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                  (3) that such Note shall be purchased pursuant to the terms and conditions specified in this Section 3.10.

         The delivery of such Note to the Paying Agent with the Change in Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.10 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.10, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note. Any purchase by the Company contemplated pursuant to the provisions of this Section 3.10 shall be consummated by the delivery of the consideration to be received by the Holder on the Change in Control Purchase Date.

         (d) All shares of Common Stock delivered upon purchase of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

         (e) The Company shall deposit cash (in respect of a cash purchases under Section 3.10 or for fractional shares of Common Stock, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.12, sufficient to pay the aggregate Change in Control Purchase Price of all Notes to be purchased pursuant to this
Section 3.10. As soon as practicable after the Change in Control Purchase Date, the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent a certificate for the number of full shares of Common Stock issuable in payment of the Change in Control Purchase Price and cash in lieu of any fractional shares. The person in whose name the certificate for shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Change in Control Purchase Date. No payment or adjustment will be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Change in Control Purchase Date.

Section 3.11 Effect of Purchase Notice or Change in Control Purchase Notice.

         Upon receipt by the Paying Agent of the Purchase Notice specified in
Section 3.09(a) or Change in Control Purchase Notice specified in Section 3.10(c), as applicable, the Holder of the Note in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless, in the case of the Purchase Notice, such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Note. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Note (provided the conditions in Section 3.09(a) or Section 3.10(c), as applicable, have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.09(a) or Section 3.10(c), as applicable. If the Paying Agent holds money or securities sufficient to pay the Purchase Price or Change in Control Purchase Price of the Notes on the Business Day following the Purchase Date or Change in Control Purchase Date, then:

         (1) the Notes will cease to be outstanding;

         (2) interest (and Liquidated Damages, if any) will cease to accrue; and

         (3) all other rights of the Holder of the Notes will terminate.

This will be the case whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent.

         Notes in respect of which a Purchase Notice or Change in Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to the provisions hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, unless, in the case of the Purchase Notice, such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

         A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to the close of business on the last Business Day prior to the Purchase Date, specifying:

                  (1) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted,

                  (2) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

                  (3) the principal amount, if any, of such Note which remains subject to the original Purchase Notice, and which has been or will be delivered for purchase by the Company.

         A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.09(a)(1)(d) or (ii) a conditional withdrawal containing the information set forth in Section 3.09(a)(1)(d) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

         There shall be no purchase of any Notes pursuant to Section 3.09 or
3.10 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes
(x) with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Notes) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.12 Deposit of Purchase Price or Change in Control Purchase Price.

         Prior to 10:00 a.m. (local time in the City of New York) on the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in the Indenture) an amount of cash (in immediately available funds if deposited on such Business
Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Notes or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

Section 3.13 Notes Purchased in Part.

         Any certificated Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

Section 3.14 Covenant to Comply With Securities Laws Upon Purchase of Notes.

         When complying with the provisions of Section 3.09 or 3.10 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.09 and 3.10 to be exercised in the time and in the manner specified in Sections 3.09 and 3.10.

Section 3.15 Repayment to the Company.

         The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed, together with interest or dividends, if any, thereon held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.12 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. Prior to such return, any such excess funds held by the Paying Agent shall be invested in cash or Permitted Investments as may be directed by the Company from time to time.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01 Payment of Notes.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

         (a) Whether or not required by the SEC's rules and regulations, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

                  (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

                  (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

         (b) All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) in Section 4.03(a) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

         (c) If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in Section 4.03(a) with the SEC within the time periods specified above unless the SEC shall not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC shall not accept the Company's filings for any reason, the Company shall post the reports referred to in Section 4.03(a) on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

         (d) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.03(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

         (e) In addition, the Company agrees that, for so long as any Notes remain outstanding, at any time it is not required to file the reports required by Section 4.03(a) with the SEC, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate prescribed by the TIA stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 [Reserved.]

Section 4.08 [Reserved.]

Section 4.09 [Reserved.]

Section 4.10 [Reserved.]

Section 4.11 [Reserved.]

Section 4.12 Liens.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Lien upon any of its properties or assets (including Capital Stock), whether owned at the date of issuance of the Notes or thereafter acquired, in each case to secure Indebtedness of the Company or any Restricted Subsidiary, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) that Indebtedness, so long as that Indebtedness shall be so secured.

This restriction on Liens will not, however, apply to:

                  (1)      Liens:

                           (a) on assets or property incurred by the Company or any of its Restricted Subsidiaries to secure Indebtedness Incurred by the Company or such Restricted Subsidiary to finance the exploration, drilling, development, construction or purchase of or by, or repairs, improvements or additions to, property or assets of the Company or such Restricted Subsidiary, as the case may be, which Liens may include Liens on the Capital Stock of such Restricted Subsidiary or

                           (b) incurred by any Restricted Subsidiary that does not own, directly or indirectly, at the time of such original incurrence of such Lien under this clause (1)(b) any operating properties or assets securing Indebtedness Incurred to finance the exploration, drilling, development, construction or purchase of or by or repairs, improvements or additions to, property or assets of any Restricted Subsidiary that does not, directly or indirectly, own any operating properties or assets at the time of such original incurrence of such Lien, which Liens contemplated by this clause (1)(b) may include Liens on the Capital Stock of one or more Restricted Subsidiaries that do not, directly or indirectly, own any operating properties or assets at the time of such original incurrence of such Lien, provided, however, that the Indebtedness secured by any such Lien may not be issued more than 365 days after the later of the exploration, drilling, development, completion of construction, purchase, repair, improvement, addition or commencement of full commercial operation of the property or assets being so financed;

                  (2) Liens existing on the date of issuance of the Notes, other than Liens relating to Indebtedness or other obligations being repaid or Liens that are otherwise extinguished with the proceeds of the Notes;

                  (3) Liens on property, assets or shares of stock of a Person at the time that Person becomes a Subsidiary of the Company; provided, however, that any such Lien may not extend to any other property or assets owned by the Company or any of its Restricted Subsidiaries;

                  (4) Liens on property or assets existing at the time that the Company or one of its Subsidiaries acquires the property or asset, including any acquisition by means of a merger or consolidation with or into the Company or one of its Subsidiaries; provided, however, that such Liens are not incurred in connection with, or in contemplation of, that merger or consolidation; and provided, further, that the Lien may not extend to any other property or asset owned by the Company or any of its Restricted Subsidiaries;

                  (5) Liens securing Indebtedness or other obligations of one of the Company's Subsidiaries that is owing to the Company or any of its Restricted Subsidiaries, or Liens securing the Indebtedness or other Obligations of the Company that are owing to one of the Company's Subsidiaries;

                  (6) Liens incurred on assets that are the subject of a Capitalized Lease Obligation to which the Company or any of its Subsidiaries is a party, which shall include Liens on the stock or other ownership interest in one or more of the Company's Restricted Subsidiaries leasing such assets;

                  (7) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses
         (1), (2), (3), (4) or (6) above; provided, however, that (a) such new Lien shall be limited to all or part of the same property or assets that secured the original Lien (plus repairs, improvements or additions to such property or assets and Liens on the stock or other ownership interest in one or more Restricted Subsidiaries beneficially owning that property or assets) and (b) the amount of Indebtedness secured by such Lien at such time (or, if the amount that may be realized in respect of such Lien is limited, by contract or otherwise, such limited lesser amount) is not increased, other than by an amount necessary to pay fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement of such Indebtedness; and

                  (8) Liens by which the Notes are secured equally and ratably with other Indebtedness pursuant to this Section 4.12;

provided, however, the Company or any of its Restricted Subsidiaries may incur other Liens to secure Indebtedness as long as the sum of:

                  (x) the lesser of:

                           (a) the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this proviso (or, if the amount that may be realized in respect of such Lien is limited, by contract or otherwise, such limited lesser amount) and

                           (b) the fair value (as determined by the Company's Board of Directors) of the property securing that item of Indebtedness, plus

                  (y) the Attributable Debt with respect to all Sale and Leaseback Transactions entered into pursuant to the proviso in
                  Section 4.16

does not exceed 15% of Consolidated Net Tangible Assets as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements are available.

Section 4.13 [Reserved.]

Section 4.14 Corporate Existence.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

                  (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

                  (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 [Reserved.]

Section 4.16 Limitation on Sale and Leaseback Transactions.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

                  (1) the Company or such Restricted Subsidiary would be entitled to create a Lien on the property or asset subject to the Sale and Leaseback Transaction securing Indebtedness in an amount equal to the Attributable Debt with respect to such transaction without equally and ratably securing the Notes pursuant to Section 4.12 hereof; or

                  (2) the net proceeds of the sale are at least equal to the fair value (as determined by the Board of Directors) of the property or asset subject to the Sale and Leaseback Transaction and the Company, or the Restricted Subsidiary, applies or causes to be applied, within 180 days of the effective date of the Sale and Leaseback Transaction, an amount in cash equal to the net proceeds of the sale to the retirement of Indebtedness of the Company, or any Restricted Subsidiary;

provided, however, in addition to the transactions permitted pursuant to the clauses (1) and (2) above, the Company or any of its Restricted Subsidiaries may enter into a Sale and Leaseback Transaction as long as the sum of:

                  (x) the Attributable Debt with respect to such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into pursuant to this proviso, plus

                  (y) the amount of outstanding Indebtedness secured by Liens Incurred pursuant to the final proviso of Section 4.12 hereof,

does not exceed 15% of Consolidated Net Tangible Assets as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements are available. In addition, any Restricted Subsidiary may enter into a Sale and Leaseback Transaction with respect to property or assets owned by that Restricted Subsidiary so long as the proceeds of that Sale and Leaseback Transaction are used to explore, drill, develop, construct, purchase, repair, improve or add to property or assets of any Restricted Subsidiary, or to repay (within 365 days of the commencement of full commercial operation of any such property or assets) Indebtedness Incurred to explore, drill, develop, construct, purchase, repair, improve or add to property or assets of any Restricted Subsidiary.

Section 4.17 [Reserved.]

Section 4.18 [Reserved.]

Section 4.19 [Reserved.]

Section 4.20 [Reserved.]

Section 4.21 Issuance of Additional Notes.

         Upon each exercise of the Initial Purchaser Option, in whole or in part, during the Exercise Period in accordance with the Purchase Agreement, the Company shall cause to be issued and authenticated, in accordance with the terms of the Purchase Agreement and Section 2.02 hereof, Additional Notes in such principal amount as has been exercised under the Initial Purchaser Option; provided, however, that in no case shall the aggregate principal amount of Additional Notes issued upon all exercises of the Initial Purchaser Option exceed $300.0 million.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

         The Company may not consolidate with or merge with or into any other Person or sell, assign, convey, transfer, or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person unless:

                  (1)      the Company is the surviving corporation; or

                  (2) the Person formed by the consolidation or into which the Company is merged or the Person to which its properties and assets are so sold, assigned, conveyed, transferred, leased or otherwise disposed of, shall be a corporation organized and existing under the laws of the United States, any state within the United States or the District of Columbia and shall expressly assume, in a form reasonably satisfactory to the Trustee, all of the Company's obligations under this Indenture and the Notes; and

                  (3) immediately after giving effect to the transaction, no Event of Default with respect to the Notes will have occurred and be continuing;

         In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

         Notwithstanding the foregoing:

                  (1) the Company may merge with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; and

                  (2) the Company and its Restricted Subsidiaries may sell, assign, transfer, lease, convey or otherwise dispose of assets between or among each other (including by way of merger),

         and, in each case, no violation of this Section shall be deemed to have occurred as a consequence thereof.

Section 5.02 Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

         Each of the following is an "Event of Default":

                  (1) default for 30 days in payment of any interest installment due and payable on the Notes;

                  (2) default in payment of principal of the Notes and accrued interest at maturity;

                  (3) default in payment of the Purchase Price, when the same becomes due and payable

                  (4) default in payment of the Change in Control Purchase Price, when the same becomes due and payable;

                  (5) material default in the performance of any other covenants or agreements in the Notes or this Indenture which default continues for 30 days after the date on which written notice of such default is given to the Company by the Trustee or to the Company and Trustee by the Holders of at least 25% in principal amount of the then outstanding Notes;

                  (6) default by the Company under any instrument or instruments under which there is or may be secured or evidenced any of the Indebtedness of the Company (other than the Notes) having an outstanding principal amount of $50,000,000 (or its equivalent in any other currency or currencies) or more, individually or in the aggregate, that has caused the holders thereof to declare such indebtedness to be due and payable prior to its Stated Maturity, unless such declaration has been rescinded within 30 days;

                  (7) default by the Company in the payment of the principal of any bond, debenture, note or other evidence of the Company's Indebtedness, in each case for money borrowed, or in the payment of principal under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company for money borrowed, which default for payment of principal is individually or in an aggregate principal amount exceeding $50,000,000 (or its equivalent in any other currency or currencies) when such indebtedness becomes due and payable (whether at maturity, upon redemption or acceleration or otherwise), if such default shall continue unremedied or unwaived for more than 30 days after the expiration of any grace period or extension of the time for payment applicable thereto; and

                  (8) the Company, pursuant to or within the meaning of any Bankruptcy Law:

                           (a)      commences a voluntary case;

                           (b) consents to the entry of an order for relief against it in an involuntary case;

                           (c) consents to the appointment of a custodian of it or for all or substantially all of its property;

                           (d) makes a general assignment for the benefit of its creditors; or

                           (e) admits in writing its inability to generally pay its debts as such debts become due; and

                  (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (a) is for relief against the Company in an involuntary case;

                           (b) appoints a custodian of the Company or for all or substantially all of its property; or

                           (c) orders the winding up or liquidation of the Company;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

         The Company shall give the Trustee, within 30 days after the occurrence thereof, written notice of any event which with the giving of notice or lapse of time or both would become an Event of Default described in clauses (5), (6) or
(7) of this Section 6.01.

Section 6.02 Acceleration.

         (a)      In the case of an Event of Default specified in clauses (8) or
(9) of Section 6.01 hereof, the issue price plus accrued and unpaid interest (and Liquidated Damages, if any) on the Notes will become immediately due and payable without any action on the part of the Trustee or any Holder.

         (b) If any other Event of Default occurs and is continuing with respect to the Notes, either the Trustee, by Notice to the Company, or the registered Holders of at least 25% in aggregate principal amount of the Notes, by notice to the Company and the Trustee, may declare the issue price plus accrued and unpaid interest (and Liquidated Damages, if any) on the Notes to be due and payable immediately.

         At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all Events of Default with respect to the Notes have been cured or waived (other than the nonpayment of the issue price or accrued and unpaid interest (and Liquidated Damages, if any) on the Notes which has become due solely by reason of the declaration of acceleration), then the declaration of acceleration shall be automatically annulled and rescinded.

Section 6.03 Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability; provided that the Trustee may take any other lawful action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.06 Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

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

                  (5) during such 60-day period, the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01 Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

         However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) In no event shall the Trustee be required to take notice of any default or breach hereof or any Event of Default hereunder, except for Events of Default specified in Section 6.01(1) and/or 6.01(2) hereof, unless and until the Trustee shall have received from a Holder of a Note or from the Company express written notice of the circumstances constituting the breach, default or Event of Default and stating that said circumstances constitute an Event of Default hereunder.

         (h) If the Trustee is acting as Conversion Agent, Paying Agent and/or Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 will also be afforded to such Conversion Agent, Paying Agent and Registrar.

Section 7.03 Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days after ascertaining it has such conflicting interest, apply to the SEC for permission to continue as trustee or resign to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

         (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         (b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

         (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture (and any other Note Documents to which it is a party) against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         (c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         (d) To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section. 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

                  (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

                  (2) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

                  (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

                  (4)      this Article 8.

         Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company (to the extent applicable) shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.12 and 4.16 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(7) hereof shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

         In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to maturity or to a particular redemption date;

                  (2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                           (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                           (B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

                  in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                  (7) the Company must deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to provide for the assumption of the Company's Obligations under this Indenture by a successor upon any merger, consolidation or asset transfer permitted under this Indenture;

                  (3) to provide for uncertificated Notes in addition to or in place of certificated Notes or to provide for bearer Notes;

                  (4) to comply with any requirement to effect or maintain the qualification of the indenture under the TIA;

                  (5) to provide for the issuance of Additional Notes in accordance with the limitations set forth in Section 4.21;

                  (6) to conform the text of the Indenture or the Notes to any provisions of the Description of the Notes section of the Offering Circular to the extent that such provision of the Description of the Notes section of the Offering Circular was intended to be a verbatim recitation of a provision of the Indenture or the Notes;

                  (7) to add covenants that would benefit the Holders of Notes or to surrender any rights the Company has under this Indenture; or

                  (8) to make any change that does not adversely affect the rights of any Holder of the Notes, including, without limitation, changing any payment record dates as necessary to conform to the then current market practice.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

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

                  (2) reduce the rate of interest or change the time for payment of interest on the Notes;

                  (3) reduce the issue price or change the stated maturity of the Notes;

                  (4) make any change in any repurchase right to the detriment of such Holder;

                  (5) make any change in any conversion right to the detriment of such Holder;

                  (6) make payments on the Notes payable in currency or consideration other than as originally stated in the Notes;

                  (7)      make any change in Section 6.07 hereof;

                  (8) make any change in Section 6.04 hereof or in the foregoing amendment and waiver provisions; or

                  (9) waive a continuing default or Event of Default regarding any payment on the Notes.

Section 9.03 Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 and 7.02 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
13.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                                   CONVERSION

Section 10.01 Conversion Privilege.

         (a) Subject to the provisions of this Article 10, a Holder of a Note may convert such Note into cash and Common Stock equal to the Conversion Value (as defined below) in accordance with Section 10.14, if any of the following conditions are satisfied:

                  (1) during any calendar quarter (the "Quarter") commencing after the date of issuance of the Notes, if the Common Stock Price for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the Quarter immediately preceding the Quarter in which the conversion occurs (appropriately adjusted to take into account the occurrence, during such 30 consecutive Trading Day period, of any event requiring adjustment of the Conversion Price under this Indenture) is more than 120% of the Conversion Price on such 30th Trading Day;

                  (2) the Note has been called for redemption by the Company pursuant to Section 3.07 and the redemption has not yet occurred, so long as the Holder surrenders such Note prior to the close of business on the date that is two Business Days prior to the applicable redemption date, even if the Note is not otherwise exchangeable at such time;

                  (3) (A) the conversion of such Note occurs during the five Trading Day period immediately after a period of five consecutive Trading Days in which the Trading Price for each such Trading Day in such period was less than 95% of the product of (x) the Common Stock Price on such Trading Day multiplied by (y) the Conversion Rate on such Trading Day.

                           (B) Notwithstanding the foregoing, if on the date of any conversion pursuant to Section 10.01(a)(3)(A), the Common Stock Price on such date is greater than the Conversion Price on such date but less than 120% of the Conversion Price on such date, then the Conversion Value a Holder of Notes will be entitled to receive will be equal to the principal amount of the Notes held by such Holder plus accrued and unpaid interest (and Liquidated Damages, if any) as of the Conversion Date (such a conversion, a "Principal Value Conversion") and the number of Net Shares (and any cash in lieu of fractional shares) to be delivered upon a Principal Value Conversion will be determined in accordance with Section 10.14; and provided further that, in place of the Five Day Average Closing Stock Price, such number of Net Shares will be calculated using an amount equal to the greater of (i) the Conversion Price on the Conversion Date and (ii) the Common Stock Price on the Conversion Date;

                  (4) (i) a distribution to all or substantially all holders of Common Stock of rights, warrants or options to subscribe for or purchase, for a period expiring less than 60 days after such distribution, shares of Common Stock at a price less than the Common Stock Price on the Trading Day immediately preceding the date of declaration of such distribution or (ii) a distribution to all or substantially all holders of Common Stock evidences of Company indebtedness, rights or warrants to purchase or subscribe for Capital Stock or other securities of the Company, cash or assets, which distribution has a per share value that exceeds 12.5% of the Common Stock Price

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

         on the Trading Day immediately preceding the declaration date of such distribution provided that, the Holder shall have no right to convert any Note pursuant to Section 10.01(c) hereof if the Holder of a Note otherwise participates in the issuance or distribution described in this Section 10.01(a)(4) without conversion of such Holder's Notes; or

                  (5) (i) the Company is party to a consolidation, merger, share exchange, sale of all or substantially all of its assets or other similar transaction pursuant to which the Common Stock is subject to conversion into shares of stock (other than Common Stock), other securities or property (including cash) subject to Section 10.11 and
         (ii) the conversion of such Note occurs at any time from and after the date that is 15 days prior to the date of the anticipated effective time of such transaction until and including the date that is 15 days after the actual effective date of such transaction; provided that if such conversion occurs after the effective date of such transaction, the Holder will receive on conversion the consideration determined in accordance with Section 10.11.

         (b) In the case of Section 10.01(a)(3), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request unless a Holder of the Notes provides the Company with reasonable evidence that the Trading Price of the Notes on any date would be less than 95% of the product of (x) the Common Stock Price on such date and (y) the Conversion Rate then in effect. Upon receipt of such reasonable evidence, the Company shall instruct the Bid Solicitation Agent in writing to determine the Trading Price beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Notes is greater than or equal to 95% of the product of the Common Stock Price and the Conversion Rate. Neither the Trustee nor the Conversion Agent shall be under any duty or obligation to make the calculations described in Section 10.01(a)(3) hereof or to determine whether the Notes are convertible pursuant to such section. The Company shall make the calculations described in Section 10.01(a)(3) hereof, using the Trading Price of the Notes provided by the Bid Solicitation Agent and will advise the Trustee (or Conversion Agent, as the case may be) within a commercially reasonable time prior to the Conversion Date (and, in any event, no later than three Business Days prior to the Conversion Date) of any determination of the Trading Price of the Notes.

         (c) In the case of the foregoing Sections 10.01(a)(4)(i) and 10.01(a)(4)(ii), the Company shall cause a notice of such distribution to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Notes no later than 20 days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or the Company's announcement that such distribution will not take place; provided that, the Holder shall have no right to convert any Note pursuant to this Section 10.01(c) if the Holder of a Note otherwise participates in the distribution described in either Section 10.01(a)(4)(i) or 10.01(a)(4)(ii) without conversion of such Holder's Notes. The "Ex-Dividend Date" for any such distribution means the date immediately prior to the commencement of "ex-dividend" trading for such distribution on The New York Stock Exchange or such other national securities exchange or The Nasdaq Stock Market or similar system of automated dissemination of quotations of securities prices on which the Common Stock is then listed or quoted.

         (d) A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note. If a Note is called for redemption pursuant to Article 3, in order to convert such Note, the Holder must deliver the Note to the Conversion Agent (or, if the Note is held in book-entry form, complete and deliver to the Depositary appropriate instructions in accordance with the Applicable Procedures) at any time prior to the close of business on the day that is two Business Days prior to the

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

applicable redemption date for such Note (unless the Company shall default in paying the Purchase Price when due, in which case the conversion right shall terminate on the date such Default is cured and such Note is redeemed). A Note in respect of which a Holder has delivered a Purchase Notice pursuant to Section
3.09 exercising the option of such Holder to require the Company to repurchase such Note may be converted only if such Purchase Notice is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Purchase Date in accordance with Section 3.11. A Note in respect of which a Holder has delivered a Change in Control Purchase Notice pursuant to
Section 3.10 may not be converted unless such Change in Control Purchase Notice is deemed withdrawn pursuant to Section 3.11.

         (e) A Holder of Notes is not entitled to any rights of a holder of Common Stock until, and to the extent that, such Holder has converted its Notes into Common Stock.

Section 10.02 Conversion Procedure.

         (a) To convert a Note, a Holder must satisfy the requirements of this Article 10 and (i) complete and manually sign the irrevocable conversion notice on the back of the Note and deliver such notice to the Conversion Agent,
(ii) surrender the Note to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (iv) pay any transfer or other tax, if required by Section
10.03 and/or (v) if the Note is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Applicable Procedures. The later of (x) the date on which the Holder satisfies all of the foregoing requirements and (y) the Determination Date is the "Conversion Date." As soon as practicable after the Conversion Date and in any event within four Business Days thereof, the Company shall deliver to the Holder through the Conversion Agent
(1) cash in the amount calculated in accordance with Section 10.14 and (2) either (A) a certificate for or (B) a book-entry notation of the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 10.14.

         (b) The Person in whose name the Note is registered shall be deemed to be a stockholder of record on the Conversion Date; provided that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open (subject to the provisions of the next paragraph of this Section 10.02); provided that such conversion shall be at the Conversion Price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such Person shall no longer be a Holder of such Note.

         (c) No payment or adjustment will be made for accrued interest (including Liquidated Damages, if any), on a converted Note or for dividends or distributions on shares of Common Stock issued upon conversion of a Note (provided that the shares of Common Stock received upon conversion of Notes shall continue to accrue Liquidated Damages, as applicable, in accordance with the Registration Rights Agreement and shall be entitled to receive, at the next interest payment date, any accrued but unpaid Liquidated Damages with respect to the converted Notes), but if any Holder surrenders a Note for conversion between the record date for the payment of an installment of interest and the next interest payment date, then, notwithstanding such conversion, the interest (including Liquidated Damages, if any), payable on such interest payment date shall be paid to the Holder of such Note on such interest payment date. In such event, such Note, when surrendered for conversion, must be accompanied by delivery of a check payable to the Conversion Agent in an amount equal to the interest (including Liquidated Damages,

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

if any), payable on such interest payment date on the portion so converted. If such payment does not accompany such Note, the Note shall not be converted; provided that no such check shall be required if such Note has been called for redemption on a redemption date within the period between and including such record date and such interest payment date, or if such Note is surrendered for conversion on the interest payment date. If the Company defaults in the payment of interest (including Liquidated Damages, if any), payable on the interest payment date, the Conversion Agent shall repay such funds to the Holder.

         (d) Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver to the Holder, a new Note equal in principal amount to the unconverted portion of the Note surrendered.

Section 10.03 Taxes on Conversion.

         If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

Section 10.04 Company to Provide Stock.

         The Company has reserved shares of Common Stock to permit delivery of shares of Common Stock upon conversion of the Notes up to an assumed Five Day Average Closing Stock Price, and from time to time as may be necessary shall reserve out of its authorized but unissued shares of Common Stock a sufficient number of additional shares of Common Stock to permit delivery of shares of Common Stock upon the conversion of the Notes in full.

         All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim. The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.

Section 10.05 Adjustment of Conversion Price.

         The conversion price (the "Conversion Price") initially shall be that price set forth in paragraph 9 of the Notes, but shall be adjusted (without duplication) from time to time by the Company as follows:

         (a) In case the Company shall pay a dividend or make a distribution on the Common Stock payable exclusively in Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the numerator shall be the sum of (i) such number of shares and (ii)

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

or distribution is not so paid or made, the Conversion Price shall be adjusted the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not occurred.

         (b) In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights, warrants or options, in each case entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the sum of (i) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (ii) the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Market Price and the numerator shall be the sum of (i) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (ii) the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that no adjustment shall be made if Holders of the Notes may participate in the transaction on a basis and with notice that the Company's Board of Directors deems to be fair and appropriate. To the extent that rights are not so issued or shares of Common Stock are not so delivered after the expiration of such rights, warrants or options, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, warrants or options, had not been fixed. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

         (c) In case the Company shall declare a cash dividend or distribution to all or substantially all of the holders of Common Stock, the Conversion Price shall be decreased so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for such dividend or distribution by a fraction,

                  (i) the numerator of which shall be the average of the Common Stock Prices for the three consecutive Trading Days ending on the date immediately preceding the record date for such dividend or distribution (the "Pre-Dividend Sale Price"), minus the full amount of such cash dividend or distribution, to the extent payable in cash, applicable to one share of Common Stock, and

                  (ii) the denominator of which shall be the Pre-Dividend Sale Price,

such adjustment to become effective immediately after the record date for such dividend or distribution; provided, that no adjustment to the Conversion Price or the ability of a Holder of a Note to convert will be made pursuant to this
Section 10.05(c) if the Company provides that Holders of Notes will participate in such cash dividend or distribution on an as-converted basis without conversion; provided further, that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the Common Stock issuable upon such conversion (and any cash in lieu of fractional shares), the amount of cash such Holder would have received had such Holder converted its Note immediately prior to the record date for such dividend or distribution. If such dividend

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

to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

         (d) Subject to the last sentence of this paragraph (d), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of Capital Stock, cash or assets (including securities, but excluding any rights, warrants or options referred to in paragraph (b) of this Section 10.05, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (a) of this Section 10.05), the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate increase contemplated by this paragraph (d) by a fraction of which the denominator shall be the Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such distribution (the "Reference Date") less the Fair Market Value, on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and/or assets so distributed applicable to one share of Common Stock and the numerator shall be such Market Price per share of the Common Stock, such increase to become effective immediately prior to the opening of business on the day following the Reference Date, provided that if the Fair Market Value of the portion of the evidences of indebtedness, shares of capital stock, cash and/or assets so distributed applicable to one share of Common Stock shall be less than the Market Price per share of Common Stock, no adjustment shall be made; and provided, further, that no adjustment shall be made if all Holders of Notes are entitled to participate in such transactions. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not occurred. For purposes of this paragraph (d), any dividend or distribution that includes shares of Common Stock or rights, warrants or options to subscribe for or purchase shares of Common Stock shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, shares of Capital Stock, cash and/or assets other than such shares of Common Stock or such rights or warrants (making any Conversion Rate increase required by this paragraph (d)) immediately followed by (ii) a dividend or distribution of such shares of Common Stock or such rights, warrants or options (making any further Conversion Rate increase required by paragraph (a) or (b) of this
Section 10.05), except any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this
Section 10.05.

         (e) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the Business Day following the day upon which such subdivision becomes effective shall be proportionately increased and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the Business Day following the day upon which such subdivision or combination becomes effective.

         (f) In case the Company pays to holders of Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for Common Stock to the extent that the offer involves aggregate consideration that, together with (1) any cash and the Fair Market Value of any other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for shares of Common Stock consummated within the preceding 12 months not triggering a Conversion Rate adjustment and (2) all-cash distributions to all or substantially all holders of the Company's Common Stock made within the preceding 12 months not triggering a Conversion Rate adjustment, exceeds an amount equal to 12.5% of the market capitalization of Common Stock on the expiration date of the tender offer, the Conversion Rate shall be increased so that the same shall equal the

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

price determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate increase contemplated by this
Section 10.05(f) by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the last time tenders of exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time") multiplied by the Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration Time and the numerator shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the Business Day following the Expiration Time.

         In any case in which this Section 10.05 shall require that an adjustment be made immediately following a record date established for purposes of this Section 10.05, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 10.09) issuing to the holder of any Note converted after such record date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

Section 10.06 When No Adjustment Required.

         No adjustment of the Conversion Price shall be made:

         (a) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan,

         (b) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of the Company,

         (c) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date hereof,

         (d) upon the issuance of any rights, any distribution of separate certificates representing the rights, any exercise or redemption of any rights or any termination or invalidation of the rights, pursuant to the Company's stockholders rights plan, or

         (e) for a change in the par value or no par value of the shares of Common Stock.

         There shall also be no adjustment of the Conversion Rate in case of the issuance of any Common Stock (or securities convertible into or exchangeable for Common Stock), except as specifically described above.

Section 10.07 When Adjustment May Be Deferred.

         No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price (other than an adjustment described in Section 10.05(f)). Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made to the nearest cent, with one-half cent rounded up, or to the nearest 1/1,000th of a share, with 1/500th of a share being rounded up, as the case may be.

Section 10.08 Successive Adjustments.

         After an adjustment to the Conversion Price under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

Section 10.09 Notice of Adjustment.

         Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders of Notes a notice of the adjustment and concurrently file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing such adjustment. The certificate shall be conclusive evidence that such adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice and certificate (or the receipt of such notice and certificate or with the knowledge of any adjustment absent such notice and certificate) except to exhibit the same to any Holder desiring inspection thereof.

Section 10.10 Notice of Certain Transactions.

         The Company shall mail to Holders of Notes and file with the Trustee and/or the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution, if any of the following occur:

         (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.05 (unless no adjustment is to occur pursuant to Section 10.06); or

         (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.11; or

         (c)      there is a liquidation or dissolution of the Company.

The Company shall file and mail such notice at least 15 days before the applicable date of any such transaction. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 10.11 Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege.

         If any of the following shall occur: (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, combination, merger or share exchange to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (iii) any sale or conveyance of all or substantially all of the assets of the Company; then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of Capital Stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 10. If, in the case of any such consolidation, merger, share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of Capital Stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 10.11 shall similarly apply to successive consolidations, mergers, share exchanges, sales or conveyances. Notwithstanding the foregoing, a distribution by the Company to all or substantially all holders of its Common Stock for which an adjustment to the Conversion Price or provision for conversion of the Notes may be made pursuant to Section 10.05 shall not be deemed to be a sale or conveyance of all or substantially all of the assets of the Company for purposes of this Section 10.11.

         In the event the Company shall execute a supplemental indenture pursuant to this Section 10.11, the Company shall promptly file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and an Officer's Certificate briefly stating (a) the reasons therefor, (b) the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, share exchange, sale or conveyance, (c) any adjustment to be made with respect thereto and (d) that all conditions precedent have been complied with.

Section 10.12 Trustee's Disclaimer.

         The Trustee has no duty to determine when an adjustment under this
Article 10 should be made, how it should be made or what such adjustment should be made, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officer's Certificate with respect thereto, which the Company is obligated to file with the Trustee pursuant to
Section 10.09. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 10. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 10.12 as the Trustee.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officer's Certificate with respect thereto, which the Company is obligated to file with the Trustee pursuant to Section 10.11 of this Indenture.

Section 10.13 Voluntary Reduction.

         The Company from time to time may decrease the Conversion Price by any amount at any time for at least 20 days, so long as the decrease is irrevocable during such 20-day period. Whenever the Conversion Price is decreased, the Company shall mail to Holders of Notes and file with the Trustee and the Conversion Agent a notice of the decrease. The Company shall mail the notice at least 15 days before the date the decreased Conversion Price takes effect. The notice shall state the decreased Conversion Price and the period during which it will be in effect. A voluntary decrease of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Section 10.14

Section 10.14 Conversion Value of Notes Tendered.

         (a) Subject to certain exceptions described in Sections 10.01(a)(3) and 10.01(a)(4), Holders tendering the Notes for conversion shall be entitled to receive, upon conversion of such Notes, cash and shares of Common Stock, the value of which (the "Conversion Value") shall be equal to the product of:

                  (1) (A) the aggregate principal amount of Notes to be converted divided by 1,000 multiplied by (B) the Conversion Rate; and

                  (2) the average of the Common Stock Price for the five consecutive Trading Days (appropriately adjusted to take into account the occurrence during such period of stock splits and similar events) including and immediately following the second Trading Day following the day the Notes are tendered for conversion (the "Five Day Average Closing Stock Price"); provided that, if the shares of Common Stock are not listed on The New York Stock Exchange, then the Five Day Average Closing Stock Price shall be determined by the Company by reference to the Common Stock Price as reported by NASDAQ.

         (b) Subject to certain exceptions described below and under Sections 10.01(a)(3) and 10.01(a)(4), the Company shall deliver the Conversion Value to converting holders as follows:

                  (1) an amount in cash (the "Principal Return") equal to the lesser of (a) the aggregate Conversion Value of the Notes to be converted and (b) the aggregate principal amount of the Notes to be converted;

                  (2) if the aggregate Conversion Value of the Notes to be converted is greater than the aggregate Principal Return of the Notes to be converted, an amount in shares (the "Net Shares"), determined as set forth below, equal to the difference between such aggregate Conversion Value and such aggregate Principal Return (the "Net Share Amount"); and

                  (3) an amount paid in cash, determined as set forth below, for any fractional shares of Common Stock.

         The number of Net Shares to be paid shall be determined by dividing the Net Share Amount by the Five Day Average Closing Stock Price. Holders of Notes will not receive a fractional share upon conversion of a Note. Instead, the Holder will receive cash for the value of the fractional share. The cash payment for fractional shares shall be based on the Five Day Average Closing Stock Price.

         The Conversion Value, Principal Return, number of Net Shares and Net Share Amount shall be determined by the Company at the end of the fifth consecutive Trading Day including and immediately following the second Trading Day after the day the Notes are tendered for conversion (the "Determination Date").

         (c) The Company shall pay the Principal Return and cash for fractional shares and deliver the Net Shares, if any, as promptly as practicable after the Conversion Date, but in no event later than four Business Days thereafter. Delivery of the Principal Return, Net Shares and cash in lieu of fractional shares shall be deemed to satisfy the Company's obligation to pay the principal amount of the Notes, including accrued interest and Liquidated Damages, if any, payable on the Notes, except as described below. Accrued interest shall be deemed paid in full rather than canceled, extinguished or forfeited. The Company shall not adjust the Conversion Price to account for the accrued interest. Nonetheless, if Notes are converted after a regular record date and prior to the opening of business on the next interest payment date, including the date of maturity, Holders of such Notes, at the close of business on the next regular record date shall receive the interest (and Liquidated Damages, if any) payable on such Notes on the corresponding interest payment date notwithstanding the conversion.

         (d) If an Event of Default, as described under Section 6.01 of this Indenture has occurred and is continuing (other than a Default in a cash payment upon conversion of the Notes), the Company may not pay cash upon conversion of any Notes (other than cash in lieu of fractional shares) and instead will make payment only through the delivery of shares of Common Stock. The number of shares of Common Stock to be delivered will be equal to (A) the aggregate principal amount of Notes to be converted divided by 1,000 multiplied by (B) the Conversion Rate.

         (e) Neither the Trustee nor the Conversion Agent has any duty to determine or calculate the Conversion Value, Principal Return, number of Net Shares, the Net Share Amount of any other computation required under this
Article 10, all of which shall be determined by the Company (or the Bid Solicitation Agent, as the case may be) in accordance with the provisions of this Indenture and the Trustee and Conversion Agent shall not be under any responsibility to determine the correctness of any such determinations and/or calculations and may conclusively rely on the correctness thereof.

                                   ARTICLE 11.
                           SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

         This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

                  (1)      either:

                           (a) all Notes that have been authenticated under the Original Indenture and this Indenture (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                           (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or shall become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

                  (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

                  (3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

                  (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section, the provisions of Section 11.02 and Section 8.06 shall survive. In addition, nothing in this Section 11.01 shall be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties or provisions of the TIA shall control.

Section 12.02 Notices.

         Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company:

                  Calpine Corporation
                  50 West San Fernando Street
                  San Jose, California 95113
                  Telephone No.:  (408) 995-5115
                  Attention:  Ron Fischer

                  With a copy to:
                  Covington & Burling
                  1330 Avenue of the Americas
                  New York, NY 10019
                  Telecopier No.:  (212) 841-1010
                  Attention:  Bruce Bennett

                  If to the Trustee:
                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890
                  Telecopier No.:  (302) 636-4145
                  Attention:  Corporate Capital Markets

         By notice to the others, the Company or the Trustee may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08 Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11 Severability.

         In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13 Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of March 12, 2004

                               CALPINE CORPORATION

                               By: /s/ ERIC N. PRYOR
                                   ----------------------------
                                   Name: Eric N. Pryor
                                   Title: Senior Vice President

                               WILMINGTON TRUST COMPANY

                               By: /s/ KRISTIN LONG
                                   ---------------------------------
                                   Name: Kristin Long
                                   Title: Financial Services Officer

                                                                       EXHIBIT A

                                 [Face of Note]
--------------------------------------------------------------------------------

                                                                 CUSIP 131347BH8

                   4.75% Contingent Convertible Notes due 2023

No. ___                                                          $____________

                               CALPINE CORPORATION

promises to pay to CEDE & CO.

or registered assigns,

the principal sum of _________________________________________________________

Dollars on November 15, 2023.

Interest Payment Dates:  May 15 and November 15

Record Dates:  May 1 and November 1

                               CALPINE CORPORATION

                               By: _____________________________________
                                   Name:
                                   Title:

Dated:  November 14, 2003

This is one of the Notes referred to
in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY,
  as Trustee

By: ____________________________________
           Authorized Signatory

--------------------------------------------------------------------------------

                                 [Back of Note]

                   4.75% Contingent Convertible Notes due 2023

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN AND SHALL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         (1) INTEREST. Calpine Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 4.75% per annum from November 14, 2003 until maturity. The Company shall pay interest semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 15, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         (2) METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         (3) PAYING AGENT, CONVERSION AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, shall act as Paying Agent, Conversion Agent and Registrar. The Company may change any Paying Agent, Conversion Agent or Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         (4) INDENTURE. The Company issued the Notes under an Indenture dated as of November 14, 2003, as amended and restated on February __, 2004 (as so amended and restated, the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Section 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         (5) OPTIONAL REDEMPTION. At any time on or after November 22, 2009, the Company may redeem the Notes, in whole at any time, or in part from time to time, for cash at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest (and Liquidated Damages, if any) up to but not including the date of redemption. The Company will give not less than 30 days' nor more than 60 days' notice of redemption by mail to Holders of the Notes. If the Company opts to redeem less than all of the Notes at any time, the Trustee will select or cause to be selected the Notes to be redeemed by any method that it deems fair and appropriate. In the event of a partial redemption, the Trustee may provide for selection for redemption of portions of the principal amount of any Note of a denomination larger than $1,000.

         (6) MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         (7) REPURCHASE AT OPTION OF HOLDER. (a) If a Change in Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes pursuant to the terms set forth in the Indenture. The Company shall deliver to each holder that has delivered to the Paying Agent an irrevocable written notice of purchase: (i) a payment in cash equal to the issue price of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest (and Liquidated Damages, if any) on the Notes repurchased (the "Change in Control Purchase Price"), to but excluding the date of purchase or
(ii) at the Company's option, the Change in Control Purchase Price in shares of Common Stock valued at 95% of the Market Price. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder as required by the Indenture. (b) Holders have the right to require the Company to repurchase all or a portion of their Notes on November 15, 2009, November 15, 2013 and November 15, 2018. The Company will be required to repurchase any outstanding Notes for which Holders deliver a written repurchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the repurchase date until the close of business on the last Business Day prior to the repurchase date. If the repurchase notice is given and withdrawn during the period, the Company will not be obligated to repurchase the related Notes. The repurchase price payable will be equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest (and Liquidated Damages, if any) to such repurchase date. The Company may choose, in its sole discretion, to pay the repurchase price in cash or shares of its Common Stock, or a combination of cash and shares of its Common Stock.

         (8) NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         (9)      CONVERSION. Upon satisfaction of the conditions set forth in
Section 10.01(a) of the Indenture, a Holder of a Note may convert any portion of the principal amount of any Note that is an integral multiple of $1,000 into cash and fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock in accordance with the provisions of Section 10.14 of the Indenture. Such conversion right shall commence on the initial issuance date of the Notes and expire at the close of business on the Business Day immediately preceding the date of Maturity, subject, in the case of conversion of any Global Note, to any Applicable Procedures. The Conversion Price shall, as of the date of the Indenture, initially be $6.50. The Conversion Rate shall, as of the date of the Indenture, initially be 153.8462. The Conversion Rate will be adjusted under the circumstances specified in the Indenture.

         (10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of

Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         (11) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         (12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger, consolidation or asset transfer, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to conform the text of the Indenture or the Notes to any provision of the Description of the Notes section of the Offering Circular to the extent that such provision of the Description of the Notes section of the Offering Circular was intended to be a verbatim recitation of a provision of the Indenture or the Notes and add covenants that would benefit the Holders of Notes or to surrender any rights the Company has under the Indenture, provided that no such waiver or amendment shall adversely affect the right of Holders of Notes.

         (13) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in payment of any interest installment due and payable on the Notes;
(ii) default in payment of principal of the Notes and accrued interest at maturity, upon repurchase or following a Change of Control, when the same becomes due and payable; (iii) material default in the Company's performance of any other covenants or agreements in the Notes or this Indenture which default continues for 30 days after the date on which written notice of such default is given to the Company by the Trustee or to the Company and Trustee by the Holders of at least 25% in principal amount of the then outstanding Notes; (iv) default by the Company under any instrument or instruments under which there is or may be secured or evidenced any of the Company's indebtedness (other than the Notes) having an outstanding principal amount of $50,000,000 (or its equivalent in any other currency or currencies) or more, individually or in the aggregate, that has caused the Holders thereof to declare such indebtedness to be due and payable prior to its Stated Maturity, unless such declaration has been rescinded within 30 days; (v) default in the payment of the principal of any bond, debenture, note or other evidence of the Company's indebtedness, in each case for money borrowed, or in the payment of principal under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of ours for money borrowed, which default for payment of principal is individually or in an aggregate principal amount exceeding $50,000,000 (or its equivalent in any other currency or currencies) when such indebtedness becomes due and payable (whether at maturity, upon redemption or acceleration or otherwise), if such default shall continue unremedied or unwaived for more than 30 days after the expiration of any grace period or extension of the time for payment applicable thereto; and (vi) certain events of bankruptcy, insolvency and reorganization of the Company. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding Notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default under clauses (3) through (5) of Section 6.01 of the Indenture, to deliver to the Trustee a statement specifying such Default or Event of Default.

         (14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         (15) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company as such, shall not have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         (16) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         (18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

              Calpine Corporation
              50 West San Fernando Street
              San Jose, California 95113
              Attention:  Ron Fischer

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                               Your Signature: _________________________________
                                         (Sign exactly as your name appears on
                                          the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 3.09 or 3.10 of the Indenture, check the appropriate box below:

                  -   Section 3.09          -   Section 3.10

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.09 or Section 3.10 of the Indenture, state the amount you elect to have purchased:

                               $__________________

Date:  _______________

                               Your Signature: _________________________________
                                         (Sign exactly as your name appears on
                                          the face of this Note)

                               Tax Identification No.: ________________________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                            FORM OF CONVERSION NOTICE

         TO: CALPINE CORPORATION
             WILMINGTON TRUST COMPANY

         THE UNDERSIGNED REGISTERED OWNER OF THIS NOTE HEREBY IRREVOCABLY EXERCISES THE OPTION TO CONVERT THIS NOTE, OR THE PORTION THEREOF BELOW DESIGNATED, INTO THE CONVERSION VALUE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE REFERRED TO IN THIS NOTE. CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE INDENTURE.

         PLEASE NOTE: You may only convert this Note upon satisfaction of one of the conditions set forth in Section 10.01(a)(1) through (5) of the Indenture. If you are converting this Note upon satisfaction of the condition set forth in
Section 10.01(a)(3), please provide, with this Conversion Notice, reasonable evidence that the Trading Price of the Note is less than 95% of the product of
(x) the Common Stock Price and (y) the Conversion Rate in effect.

         Upon conversion of your Note, you will receive the Conversion Value in cash and Common Stock of the Company in accordance with Article 10 of the Indenture.

         To convert only part of this Note, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):

         $___________________________

         If you want the stock certificate (if any) made out in another person's name, fill in the form below:

________________________________________________________________________________
              (Insert other person's social security or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
            (Print or type other person's name, address and zip code)

    Date: _____________________________     Signed: ______________________

         (Sign exactly as your name appears on the other side of this Security. The Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended)

Signature Guarantee:________________________________

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                    Principal Amount
                  Amount of decrease in   Amount of increase in   of this Global Note
                     Principal Amount        Principal Amount       following such      Signature of authorized
                            of                      of                 decrease           officer of Trustee
Date of Exchange     this Global Note        this Global Note        (or increase)            or Custodian
----------------  ---------------------   ---------------------   -------------------   -----------------------

* This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Calpine Corporation
50 West San Fernando Street
San Jose, California 95113

Wilmington Trust Company
520 Madison Avenue, 33rd Floor

New York, NY 10022

         Re: 4.75% Contingent Convertible Notes due 2023

         Reference is hereby made to the Indenture, dated as of November 14, 2003, as amended and restated on February __, 2004 (as so amended and restated, the "Indenture"), between Calpine Corporation, as issuer (the "Company"), and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [ ] CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive
Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. [ ] CHECK AND COMPLETE IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [ ]such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                     [Insert Name of Transferor]

                                                     By: _______________________
                                                         Name:
                                                         Title:

Dated:  _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a) [ ] a beneficial interest in the:

                  (i) [ ] 144A Global Note (CUSIP _________), or

                  (ii) [ ] IAI Global Note (CUSIP _________); or

         (b) [ ] a Restricted Definitive Note.

2. After the Transfer the Transferee shall hold:

                                   [CHECK ONE]

         (a) [ ] a beneficial interest in the:

                  (i) [ ] 144A Global Note (CUSIP _________), or

                  (ii) [ ] IAI Global Note (CUSIP _________); or

         (b) [ ] a Restricted Definitive Note,

         in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Calpine Corporation
50 West San Fernando Street
San Jose, California 95113

Wilmington Trust Company
520 Madison Avenue, 33rd Floor
New York, NY 10022

         Re: 4.75% Contingent Convertible Notes due 2023

                              (CUSIP ____________)

         Reference is hereby made to the Indenture, dated as of November 14, 2003, as amended and restated on February __, 2004 (as so amended and restated, the "Indenture"), among Calpine Corporation, as issuer (the "Company") and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

         (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ]144A Global Note, [ ]IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                          _____________________________________
                                               [Insert Name of Transferor]

                                          By: ________________________________
                                              Name:
                                              Title:

Dated:  ______________________

                                                                       EXHIBIT D

                             FORM OF CERTIFICATE OF
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Calpine Corporation
50 West San Fernando Street
San Jose, California 95113

Wilmington Trust
520 Madison Avenue, 33rd Floor
New York, NY 10022

         Re: 4.75% Contingent Convertible Notes due 2023

         Reference is hereby made to the Indenture, dated as of November 14, 2003, as amended and restated on February __, 2004 (as so amended and restated, the "Indenture"), among Calpine Corporation, as issuer (the "Company") and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a) [ ] a beneficial interest in a Global Note, or

         (b) [ ] a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) pursuant to the provisions of Rule 144(k) under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (D) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we shall be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us shall bear a legend to the foregoing effect.

                                                                       EXHIBIT D

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                          _____________________________________
                                               [Insert Name of Transferor]

                                          By: ________________________________
                                              Name:
                                              Title:

Dated:  ______________________

                                      D-2